Exhibit 99.1



                                          PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400             Contact: Cindy Thomason
Midland, TX 79701   (915) 684-3727                 Manager of Investor Relations
http://www.parallel-petro.com                      cindyt@parallel-petro.com


                   PARALLEL PETROLEUM ANNOUNCES YEAR END 2002
              NET INCOME OF $18.1 MILLION OR $.79 PER DILUTED SHARE

MIDLAND, Texas, (BUSINESS WIRE), March 26, 2003 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced financial results for the year and fourth quarter ended December 31, 2002.

Year End Results

For the twelve months ended December 31, 2002, Parallel reported net income of $18,116,748 or $.79 per diluted share. Included in net income is $856,110 of operating income and a realized gain of $31,044,452 from the sale of all the oil and gas properties of First Permian, LP less incentive awards paid on the realized gain of $1,38l,771. Net income was decreased by $1,665,329 of items not currently requiring cash comprised of a $717,034 loss on sale of marketable securities and a $948,295 change in the fair value of derivatives associated with the Company's oil and gas hedges. For the same period in 2001, Parallel recorded a net loss of $5,292,275, or $.26 per diluted share, which included a noncash impairment charge of $16,819,813 relating to oil and gas properties, which was partially offset by a recognized gain attributable to its share of First Permian, LP of $840,529.

Net cash provided by operating activities for the twelve month period ended December 31, 2002 was $1,526,897, compared to $13,382,953 for the same period in 2001. Net cash provided by operating activities in 2002 does not include the total cash proceeds from the sale of the Company's investment in First Permian, LP in the amount of $30,801,183. The decrease in net cash provided by operations in 2002 was primarily related to declines in oil and gas volumes and prices, an increase in current assets over current liabilities, and an increase in staffing needs associated with the Company's new business plan.

Twelve month oil sales were 130,810 Bbls at an average price of $24.59/Bbl. Natural gas sales were 2,669,983 Mcf at an average price of $3.33/Mcf. On an equivalent barrel of oil basis, sales were 575,807 EBO at an average price of $21.03/EBO. For the same period of 2001, oil sales were 138,243 Bbls at an average price of $24.80/Bbl. Natural gas sales were 3,266,350 Mcf at an average price of $4.41/Mcf. On an equivalent barrel of oil basis, sales were 682,635 EBO at $26.13/EBO.

Fourth Quarter Results

For the three months ended December 31, 2002, Parallel reported net income of $60,437. Included in net income is operating income of $586,527, a realized gain of $378,632 related to the wind down of First Permian, LP and a $211,506 gain on sale of marketable securities offset by a $490,874 change in the fair value of derivatives associated with the company's oil and gas hedges. For the same period last year, Parallel reported a net loss of $10,212,521. The 2001 loss included a $14,642,685 non cash impairment charge as a result of the Company's full cost pool (net property costs) exceeding the estimated discounted present value of proved reserves using oil and gas prices as of December 31, 2001. This charge was partially offset by a $398,497 gain attributable to Parallel's share of First Permian, LP's earnings.

Fourth quarter oil sales were 39,071 Bbls at an average price of $26.66/Bbl. Natural gas sales were 853,074 Mcf at an average price of $4.19/Mcf. On an equivalent barrel of oil basis, sales were 181,250 EBO at an average price of $25.47/EBO. For the same quarter of last year, oil sales were 28,021 Bbls at an average price of $19.86/Bbl. Natural gas sales were 589,263 Mcf at an average price of $2.37/Mcf. On an equivalent barrel of oil basis, sales were 126,232 EBO at an average price of $15.44/EBO.

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

Parallel Petroleum Announces 4Q Year End 2002 Results
March 26, 2003
Page 2

Balance Sheet Review

As of December 31, 2002, current assets were $16,054,695, which included $11,811,704 of cash. Current liabilities were $7,515,312, resulting in a net working capital of $8,539,383. Long-term debt, including current maturities, stood at $49,750,000 under Parallel's loan facility, which fully utilized the Company's borrowing base. During 2002, Parallel reduced long-term debt by $15,685,589 with proceeds from the sale of Energen stock offset by an increase in long-term debt of $53,435,589 associated with the Company's acquisition, development and exploration activities. The Company's net capitalized costs associated with its oil and gas properties were $85,065,856, which included approximately $1,892,923 of leasehold and seismic costs for undeveloped prospects. Parallel's stockholders' equity as of December 31, 2002 was $45,500,144.

Capital Investments for the Year Ended December 31, 2002

Parallel also reported that 2002 net capital expenditures totaled approximately $60 million compared to $11.5 million in 2001. Of the $60 million, approximately $48 million was due to the Company's acquisition of producing properties in the Permian Basin of West Texas. The Company also spent approximately $12 million for its exploration and development activities related to its Cook Mountain Gas Project of East Texas and its Yegua/Frio Gas Project located onshore the Gulf Coast of South Texas.

For the year ended December 31, 2002, Parallel participated in the drilling of 19 gross wells (6.09 net wells), of which 16 gross wells (5.40 net wells) are productive. This compares with 31 gross wells (7.51 net wells) in 2001, of which 18 gross wells (4.10 net wells) were productive.

Proved Reserves for the Year Ended December 31, 2002

The following table presents Parallel's proved reserve data as of December 31, 2002 and 2001.


Parallel Petroleum Corporation
Proved Reserves
                                                          as of               as of
                                                      December 31,         December 31,
                                                        2002 (1)             2001 (2)      Change
                                                   --------------------------------------------------
Oil - MBbls                                             10.3                  0.9         1044%
Gas - MMcf                                              15.6                 13.9           12%
MBOE                                                    12.9                  3.2          303%
BCFE                                                    77.0                 19.0          305%
Average price:
  Bbl                                                 $29.21                $18.98          54%
  Mcf                                                  $4.40                 $2.72          62%
Pretax PV-10 (millions)                                 $123                   $17         623%


(1) Based on independent reserve studies prepared by Williamson Petroleum Consultants and Cawley, Gillespie & Associates.
(2) Based on independent reserve studies prepared by Williamson Petroleum Consultants.

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Parallel Petroleum Announces 4Q Year End 2002 Results
March 26, 2003
Page 3


Capital Investment Budget for 2003

Parallel's revised estimated capital investment budget for 2003 totals approximately $12 million, net to its interest, which represents a $4 million increase in its original budget of $8 million (see news release dated January 17, 2003). Of this increase, $3 million is related to the Company's Diamond M project (see news release dated March 25, 2003) and $1 million has been budgeted for leasehold acquisitions. The budget will be funded from the Company's 2003 estimated operating cash flow, which is based on anticipated commodity prices and forecasted production volumes. The amount and timing of expenditures are subject to change based upon market conditions, results of expenditures, new opportunities and other factors.

Management Comments

Larry C. Oldham, Parallel's President, commented, "Financially, the Company's long-term debt has been reduced by approximately $7 million since year-end and based on anticipated production volumes and oil and gas prices, we expect 2003 net cash provided by operating activities to be in the $16 million range. Parallel's $12 million capital investment budget for fiscal 2003 will require approximately 75% of our anticipated net cash provided by operating activities, which will allow us to build cash and to continue to pursue additional strategic acquisitions during 2003."

Conference Call Information

Parallel's management will host a conference call to discuss the Company's financial and operational results for the fourth quarter and year ended December 31, 2002 on Thursday, March 27, 2003 at 10:00 a.m. Central time. To participate in the call, dial 1-973-317-5319 at least five minutes before the scheduled start time. The conference call will also be webcast, complete with the "Current Slide Presentation", and can be accessed live at Parallel's web site, www.parallel-petro.com. A replay of the conference call will be available at the Company's web site or by calling 1-973-709-2089, Passcode I.D. 287626.

Upcoming Presentations

Parallel's management will continue to host presentations discussing the Company's "Comprehensive Growth Plan" in various cities throughout the country in the coming months. Meetings are scheduled during the months of April and May in New Orleans, New York and Boston. In New Orleans, on Tuesday, April 1, Parallel will host a breakfast meeting at 7:00 a.m. Central Time at the 31st Annual Howard Weil Energy Conference at the Sheraton New Orleans Hotel, 500 Canal Street. In New York, in conjunction with the IPAA Oil & Gas Investment Symposium, Parallel will host an analyst dinner and will present at the Symposium. The dinner will be at the `21' Club, 21 West 52nd Street, on Monday, April 28, at 7:00 p.m. Parallel's IPAA presentation is scheduled on Wednesday, April 30, at 9:15 a.m. Eastern Time at the Sheraton New York Hotel and Towers, 811 Seventh Avenue at 52nd Street. In Boston, on Thursday, May 1, Parallel will host a luncheon presentation at noon Eastern Time at the Le Meridien Hotel, 250 Franklin Street.

Parallel's presentation at the IPAA Oil & Gas Investment Symposium in New York will be webcast, complete with slide show. The webcast can be accessed live on April 30th at 9:15 a.m. Eastern Time at Parallel's web site, www.parallel-petro.com, or at http://www.vcall.com/ClientPage.asp?ID=83462.

More information pertaining to these and future meetings can be found at the Company's web site, www.parallel-petro.com. If you would like to attend one of the meetings, please RSVP through the web site or by contacting Cindy Thomason, Parallel's Manager of Investor Relations, at cindyt@parallel-petro.com.


                    FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 4Q Year End 2002 Results
March 26, 2003
Page 4


              PARALLEL PETROLEUM CORPORATION
               CONDENSED BALANCE SHEET DATA

                                                                              December 31,
                                                                 --------------------------------------

                                                                       2001                 2002
                                                                 -----------------    -----------------
Current assets                                                        $ 5,259,529         $ 16,054,695
Net PP&E                                                               29,830,186           85,688,226
Net deferred tax asset                                                  6,137,670                    -
Investment in First Permian, LP                                           473,764                    -
Other assets                                                               58,754              608,410
                                                                 -----------------    -----------------
  Total assets                                                       $ 41,759,903        $ 102,351,331
                                                                 =================    =================
Current liabilities (1)                                               $ 5,822,007          $ 7,515,312
Long term debt, excluding current maturities                            9,600,000           45,604,167
Net deferred tax liability & other                                              -            3,731,708
Stockholders' equity                                                   26,337,896           45,500,144
                                                                 -----------------    -----------------
  Total liabilities and stockholders' equity                         $ 41,759,903        $ 102,351,331
                                                                 =================    =================
Common shares outstanding                                              20,663,861           21,143,406


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
(1) Includes $2,400,000 of current maturities of long-term debt in 2001 and $4,145,833 in 2002













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

Parallel Petroleum Announces 4Q & Year End 2002 Results
March 26, 2003
Page 5

                   PARALLEL PETROLEUM CORPORATION
                      STATEMENTS OF OPERATIONS

                                                   Three Months Ended December 31,                   Year Ended December 31,
                                              -----------------------------------------     ----------------------------------------
                                                   2001                  2002                   2001                   2002
                                              -------------------   -------------------     ------------------    ------------------
Oil and gas revenues                             $   1,948,796         $   4,616,585          $  17,840,024          $  12,106,568
                                                 --------------        --------------         --------------         --------------

Cost and expenses:
  Lease operating expense                              897,775               958,379              3,920,840              2,877,370
  General and administrative                           380,607               862,403              1,346,454              2,152,909
  Depreciation, depletion and amortization           1,495,286             2,209,276              6,318,105              6,220,179
  Impairment of oil and gas properties              14,642,685                     -             16,819,813                      -
                                                 --------------        --------------         --------------         --------------
                                                    17,416,353             4,030,058             28,405,212             11,250,458
                                                 --------------        --------------         --------------         --------------
Operating income (loss)                            (15,467,557)              586,527            (10,565,188)               856,110
                                                 --------------        --------------         --------------         --------------

Other income (expense), net:
  Equity in income (loss) of First Permian, LP         398,497               378,632                840,529             31,044,452
  Incentive awards attributable to the sale of
      First Permian, LP                                      -                     -                      -             (1,381,771)
  Gain (loss) on sale in marketable securities               -               211,506                      -               (717,034)
  Change in fair market value of derivatives                 -              (490,874)                     -               (948,295)
  Interest and other income                             52,726                22,094                236,870                 93,073
  Dividend income                                            -                64,168                      -                371,040
  Interest expense                                    (160,442)             (111,641)              (802,017)              (601,322)
  Other expense                                       (397,297)              (24,755)              (529,317)              (331,763)
                                                 --------------        --------------         --------------         --------------
    Total other income (expense), net                 (106,516)               49,130               (253,935)            27,528,380
                                                 --------------        --------------         --------------         --------------

Income (loss) before income taxes                  (15,574,073)              635,657            (10,819,123)            28,384,490
Income tax expense (benefit), net                   (5,507,728)              429,045             (6,111,548)             9,683,042
                                                 --------------        --------------         --------------         --------------

    Net income (loss)                            $ (10,066,345)        $     206,612          $  (4,707,575)         $  18,701,448
                                                 ==============        ==============         ==============         ==============

Cumulative preferred stock dividend              $     146,175         $     146,175          $     584,700          $     584,700
                                                 ==============        ==============         ==============         ==============

    Net income (loss) available to
        common stockholders                      $ (10,212,520)        $      60,437          $  (5,292,275)         $  18,116,748
                                                 ==============        ==============         ==============         ==============

Net income (loss) per common share:

  Basic                                          $       (0.50)        $        0.02          $       (0.26)         $        0.88
                                                 ==============        ==============         ==============         ==============
  Diluted                                        $       (0.50)        $        0.01          $       (0.26)         $        0.79
                                                 ==============        ==============         ==============         ==============


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



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Parallel Petroleum Announces 4Q & Year End 2002 Results
March 26, 2003
Page 6


                      PARALLEL PETROLEUM CORPORATION
                         STATEMENTS OF CASH FLOWS

                                                                                   Year Ended December 31,
                                                                            ---------------------------------------
                                                                                  2001                  2002
                                                                            -----------------     -----------------
Cash flows from operating activities:
  Net income (loss)                                                             $ (4,707,575)         $ 18,701,448

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and depletion                                                   6,318,105             6,220,179
      Impairment of oil and gas properties                                        16,819,813                     -
      Equity in income of First Permian, LP                                         (840,529)          (31,044,452)
      Loss on sale of marketable securities                                                -               717,034
      Change in fair value of derivative instruments                                       -               948,295
      Income tax expense (benefit)                                                (6,111,548)            9,683,042
      Other, net                                                                      90,092                     -
  Changes in assets and liabilities:
    Other, net                                                                        25,688              (549,656)
    Decrease (increase) in accounts receivable                                     2,695,549            (1,608,477)
    Decrease (increase) in prepaid expenses                                         (179,954)             (621,554)
    Increase (decrease) in accounts payable and accrued liabilities                 (726,688)             (388,357)
    Purchase of derivative instruments                                                     -              (530,605)
                                                                            -----------------     -----------------
      Net cash provided by operating activities                                    13,382,953             1,526,897
                                                                            -----------------     -----------------
Cash flows from investing activities:
  Additions to property and equipment                                             (13,336,862)          (61,770,670)
  Proceeds from disposition of Energen Stock                                                -            24,863,305
  Proceeds from disposition of property and equipment                               1,979,677               692,450
  Distributions received from investment in First Permian, LP                                              5,937,878
                                                                            -----------------     -----------------
      Net cash used in investing activities                                       (11,357,185)          (30,277,037)
                                                                            -----------------     -----------------
Cash flows from financing activities:
  Borrowings from bank line of credit                                               2,000,000            53,435,589
  Payments on bank line of credit                                                  (2,427,531)          (15,685,589)
  Proceeds from exercise of options and warrants                                      336,681                45,500
  Payments of preferred stock dividend                                               (584,700)             (584,700)
                                                                            -----------------     -----------------
      Net cash used in financing activities                                          (675,550)           37,210,800
                                                                            -----------------     -----------------
      Net increase in cash and cash equivalents                                     1,350,218             8,460,660

Beginning cash and cash equivalents                                                 2,000,826             3,351,044
                                                                            -----------------     -----------------
Ending cash and cash equivalents                                                  $ 3,351,044          $ 11,811,704
                                                                            =================     =================
Non-Cash financing activities:
(Non-Cash) proceeds from sale of investment of First Permian, LP                  $        -         $ (25,580,339)
Accrued stock dividend                                                            $   24,363              $ 24,363
Issuance of stock for purchase of oil and gas property                            $        -           $ 1,000,000


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




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

Parallel Petroleum Announces 4Q & Year End 2002 Results
March 26, 2003
Page 7

                                 PARALLEL PETROLEUM CORPORATION
                                  PRODUCTION AND PRICE DATA


                                 Three Months Ended December 31,               Twelve Months Ended December 31,
                            -------------------------------------------    ------------------------------------------
                                   2001                    2002                   2001                   2002
                            --------------------    -------------------    -------------------    -------------------

Production:
  Oil (Bbls)                               28,021                 39,071                138,243                130,810
  Gas (Mcf)                               589,263                853,074              3,266,350              2,669,983
  EBO                                     126,232                181,250                682,635                575,807
  Mcfe                                    757,389              1,087,500              4,095,808              3,454,843
  Mcfe/day                                  8,232                 11,821                 11,221                  9,465

Average sales price:
  Oil (Bbls)                               $19.86                 $26.66                 $24.80                 $24.59
  Gas (Mcf)                                 $2.37                  $4.19                  $4.41                  $3.33
  EBO                                      $15.44                 $25.47                 $26.13                 $21.03
  Mcfe                                      $2.57                  $4.25                  $4.36                  $3.51

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


The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the exploration, acquisition, development and production of oil and gas using enhanced oil recovery techniques including 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.parallel-petro.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.





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